NEWS RELEASE

Lexaria and ViPovaTM Holiday SALE

Kelowna, BC—November 25, 2015 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") announces its first-ever Holiday blowout sale, just in time for the busiest shopping days of the year.

The Holiday sale is effective immediately: all ViPovaTM and Lexaria food products are being packaged into special holiday bundles, and being made available at tremendous discounts of up to 53% off!

Holiday gift bundles start at just $15 and progress into larger packages to fit any budget. Different collections of ViPovaTM Tea in 7 delicious flavors, the new ViPovaTM Columbian Coffee; rich and soothing Hot Chocolate, and the Lexaria Protein Bars are all available and on sale with special holiday discounts. Pick your flavors of tea and protein bars and enjoy!

Customers can browse the special gift packages available at both www.vipova.com and at www.lexariaenergyfoods.com.

Please NOTE: ALL Holiday Bundle orders MUST BE PLACED BY TELEPHONE ONLY at 1-888-976-8482 from 6AM to 4PM Pacific. You can also leave a message at any time and a customer service representative will call you back during these hours; or can leave your contact information at either https://www.vipova.com/contact-us/ or https://www.lexariaenergyfoods.com/contact/ and we will call you back to take your order.

All the food products incorporate Lexaria’s patent-pending technology to infuse full spectrum hemp oil into the foods for higher absorption. All orders over $75 also qualify for free shipping within the continental US, and the sale runs from all the way until close of business, Christmas Eve.

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: achieving sales through any retail distribution channels such as dispensaries or traditional retailers. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.